Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stora Enso Oyj (Stora Enso Corporation) filed herewith of our report dated July 23, 2003 relating to the financial statements of SENA 401(k) Plan for Union Members, which appear in this Form 11-K.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

September 29, 2003